As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SHOCKWAVE MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	5403 Betsy Ross Drive Santa Clara, California 95054
(Address of Principal Executive Offices)

Shockwave Medical, Inc. 2019 Equity Incentive Plan Shockwave Medical, Inc. Employee Stock Purchase Plan (Full Titles of the Plans)

Douglas Godshall President & Chief Executive Officer Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054
(Name and address of agent for service)
(510) 279-4262
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Alan F. Denenberg Jason Bassetti Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Hajime Tada General Counsel and Corporate Secretary Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054 (510) 279-4262

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its common stock for issuance under the Registrant’s 2019 Equity Incentive Plan and the Registrant’s Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (File No. 333-230113), March 27, 2020 (File No. 333-237448) and February 26, 2021 (File No. 333-253623). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1*	Opinion of Davis Polk & Wardell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereof)
99.1(1)	2019 Equity Incentive Plan and Form of Stock Option Agreement thereunder
99.2(2)	Form of Global Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan
99.3(3)	Employee Stock Purchase Plan
107*	Filing Fee Table

*	Filed herewith.
(1)	Filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (No. 001-38829), filed on February 25, 2022 and incorporated herein by reference.
(3)	Filed as Exhibit 10.5 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 25th day of February 2022.

Shockwave Medical, Inc.
By:	/s/ Douglas Godshall
Name: Title:	Douglas Godshall President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Douglas Godshall, Dan Puckett, and Trinh Phung as his or her true and lawful attorney-in-fact, proxy and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact, proxies and agents may deem necessary or advisable in order to enable Shockwave Medical, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact, proxies and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, proxies and agents, or their or his or her substitutes,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Godshall	President, Chief Executive Officer & Director (principal executive officer)	February 25, 2022
Douglas Godshall
/s/ Dan Puckett	Chief Financial Officer (principal financial officer)	February 25, 2022
Dan Puckett
/s/ Trinh Phung	Vice President of Finance (principal accounting officer)	February 25, 2022
Trinh Phung
/s/ C. Raymond Larkin	Chairman & Director	February 25, 2022
C. Raymond Larkin, Jr.
/s/ Laura Francis	Director	February 25, 2022
Laura Francis
/s/ Frederic Moll	Director	February 25, 2022
Frederic Moll, M.D.
/s/ Antoine Papiernik	Director	February 25, 2022
Antoine Papiernik
/s/ Maria Sainz	Director	February 25, 2022
Maria Sainz
/s/ Sara Toyloy	Director	February 25, 2022
Sara Toyloy
/s/ F.T Jay Watkins	Director	February 25, 2022
F.T. “Jay” Watkins